CUSIP NO. 21075N204

EXHIBIT 1 TO SCHEDULE 13D/A

April 16, 2009

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, SELLERS CAPITAL LLC and SELLERS CAPITAL MASTER FUND, LTD. each hereby agree to the joint filing of this statement on Schedule 13D (including any and all amendments hereto).  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13D filed on behalf of each of the parties hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

SELLERS CAPITAL LLC

By:	/s/ Samuel S. Weiser
Name: Samuel S. Weiser
Title: Chief Operating Officer

SELLERS CAPITAL MASTER FUND, LTD.

By:	/s/ Samuel S. Weiser
Name: Samuel S. Weiser
Title: Chief Operating Officer, Sellers Capital LLC, Investment Manager